Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the fuboTV Inc. 2020 Equity Incentive Plan of our report dated April 30, 2020, with respect to the consolidated financial statements of fuboTV Media Inc., a Delaware corporation (f/k/a fuboTV Inc.), included in the Registration Statement (Form S-1 No. 333-249783) of fuboTV Inc., a Florida corporation (f/k/a FaceBank Group, Inc.) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
December 16, 2020